FIRST AMENDMENT TO
                                        HALLIBURTON ELECTIVE DEFERRAL PLAN


         WHEREAS, Halliburton Company (the "Company") has heretofore adopted the Halliburton Elective Deferral Plan (the "Plan"); and

         WHEREAS, the Plan was amended and restated effective January 1, 2000;

         WHEREAS, the Company desires to amend the Plan;

         NOW, THEREFORE, the Plan is hereby amended as follows:

I.       Effective as of October 1, 2000:

         1. The following new Section 1.1(11A) and 1.1(11B) shall be added to the Plan immediately following Section 1.1(11):

         (11A) Eligible Employee: Any Employee who is (1) a permanent Full-Time Active Employee, (2) subject to the income tax laws of the United States, and (3) an officer or member of a select group of highly compensated employees of the Employer.

         (11B)    Employee:  Any person employed by the Employer.

         2. The following new Section 1.1(12A) shall be added to the Plan immediately following Section 1.1(12):

         (12A) Full-Time Active Employee: An Employee whose employment with the Employer requires, and who regularly and actively performs, 30 or more hours of service for the Employer each week at a usual place of business of the Employer or at a location to which such Employee is required or permitted to travel on behalf of the Employer for which such Employee is paid regular compensation.

         3. Article II of the Plan shall be deleted and replaced with the following:

                                       II.

                                  Participation

                  2.1 Participation. Participants in the Plan are those Eligible Employees who are selected by the Committee, in its sole discretion, as Participants. The Committee shall notify each Participant of his selection as a Participant. Subject to the provisions of Section 2.2, a Participant shall remain eligible to defer Base Salary and/or Bonus Compensation hereunder for each Plan Year following his initial year of participation in the Plan.

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                  2.2  Cessation  of Active  Participation.  Notwithstanding any
         provision herein to the contrary, an individual who has become a Participant in the Plan shall cease to be entitled to defer Base Salary and/or Bonus Compensation hereunder effective as of the date he ceases to be an Eligible Employee or any earlier date designated by the Committee. Any such Committee action shall be communicated to the affected individual prior to the effective date of such action.

II.      Effective as of January 1, 2001:

         1. The first sentence of Section 3.1(a) of the Plan shall be deleted and replaced with the following:

         Any participant may elect to defer receipt of an integral percentage of from 5% to 75% of his Base Salary, in 5% increments, for any Plan Year.

         2. The first sentence of Section 3.2 of the Plan shall be deleted and replaced with the following:

         Any Participant may elect to defer receipt of an integral percentage of from 5% to 75% of his Bonus Compensation, in 5% increments, for any Plan Year.

III.     As amended hereby, the Plan is specifically ratified and reaffirmed.

         EXECUTED this 13th day of September, 2000.


                                       HALLIBURTON COMPANY



                                       By: /s/ David J. Lesar
                                          --------------------------------------
                                               David J. Lesar
                                               Chairman of the Board, President
                                               and Chief Executive Officer

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